Cross River Bank ("Lender")
400 Kelby St., Fort Lee NJ 07024

U.S. Small Business Administration
PAYCHECK PROTECTION PROGRAM NOTE

SBA Loan Number	8699808701
Loan Date	04/08/2021
Loan Amount	$1,899,833.00
Interest Rate	**1.00%**
Borrower's Tax ID # (EIN/SSN/TIN)	65-0372770
Borrower *(Name/Address/City/ST/ZIP)*	Elite Legacy Education, Inc. 1490 NE Pine Island Rd, Suite 5D Cape Coral,FL 33909
Business Name	Elite Legacy Education, Inc.

1. PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of $1,899,833.00, interest on the unpaid principal balance, and all other amounts required by this Note.

2. DEFINITIONS:

"Loan" means the loan evidenced by this Note.
"Loan Documents" means the documents related to the Loan signed by Borrower.
"SBA" means the Small Business Administration, an Agency of the United States of America.
"CARES Act" means the federal Coronavirus Aid, Relief, and Economic Security Act (Public Law 116-136).
"Economic Aid Act" means the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (Public Law 116-260)

3. PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

A. The term of the Loan shall be five (5) years from the date the Loan is disbursed to Borrower (the "Loan Date"). The Loan shall mature on
B. The Loan shall be payable monthly. The monthly payments are deferred until the date on which the SBA remits the amount of forgiveness, as determined under Section 1106 of the CARES Act, to Lender or 10 months after the last day of the covered period (as defined below) if Borrower fails to apply for forgiveness.
C. Interest will accrue from the date of Loan (including during the deferral period) at the Interest Rate set forth above.
D. Monthly payments. Your monthly payments will be an amount equal to the amount necessary to fully amortize the then-outstanding principal balance of the Loan (i.e., any portion of the Loan Amount that has not been forgiven as described in Section 10) by the Maturity Date at the Interest Rate specified above, with the entire outstanding principal balance and all accrued but unpaid interest due and payable on the Maturity Date.
E. There are no prepayment penalties for the Loan. Borrower may repay all or a portion of the Loan at any time without penalty.
F. The proceeds of the Loan shall be used for the following purposes only:
   (i) payroll costs (as defined in the CARES Act, the Economic Aid Act, and in Section 2.f of the SBA *Interim Final Rule* dated April 2, 2020 as modified by the *Interim Final Rules* dated January 6, 2021);
   (ii) costs related to the continuation of group health care benefits during periods of paid sick, medical, or family leave, and insurance premiums;
   (iii) mortgage interest payments (but not mortgage prepayments or principal payments);
   (iv) rent payments;

(v) utility payments;
(vi) interest payments on any other debt obligations that were incurred before February 15, 2020;
(vii) covered operations expenditures, property damage, supplier costs, and/or worker protection expenditures (as defined in the Economic Aid Act and the *Interim Final Rule* dated January 6, 2021)(collectively “Other Covered Expenditures”); and/or
(viii) refinancing an SBA Economic Injury Disaster Loan made between January 31, 2020 and April 3, 2020 (this use only permitted if borrower has not previously received a Paycheck Protection Program loan).

4. DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A. Fails to do anything required by this Note and other Loan Documents;
B. Defaults on any other loan with Lender;
C. Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
D. Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
E. Fails to pay any taxes when due;
F. Becomes the subject of a proceeding under any bankruptcy or insolvency law;
G. Has a receiver or liquidator appointed for any part of their business or property;
H. Makes an assignment for the benefit of creditors;
I. Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;
J. Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or
K. Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

5. LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A. Require immediate payment of all amounts owing under this Note:
B. Collect all amounts owing from any Borrower; or
C. File suit and obtain judgment.

6. LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A. Incur expenses to collect amounts due under this Note or enforce the terms of this Note or any other Loan Document, including reasonable attorneys’ fees and costs. If Lender incurs such expenses, it may demand immediate payment from Borrower or add the expenses to the principal balance; and
B. Release anyone obligated to pay this Note.

7. WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law or deny any obligation, defeat any claim of SBA, or preempt federal law.

8. SUCCESSORS AND ASSIGNS:

Under this Note, Borrower includes its successors, and Lender includes its successors and assigns.

9. GENERAL PROVISIONS:

A. All individuals and entities signing this Note are jointly and severally liable.
B. Borrower waives all suretyship defenses.
C. Borrower must sign all documents necessary at any time to comply with the Loan Documents.
D. Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E. Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F. If any part of this Note is unenforceable, all other parts remain in effect.
G. To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.

10. LOAN FORGIVENESS:

Pursuant to Section 1106 of the CARES Act, the following provisions shall apply to the Loan:

H. The Loan is subject to the limited loan forgiveness provisions of Section 1106 of the CARES Act, the SBA *Interim Final Rules* dated April 2, 2020 (as modified by the *Interim Final Rule* dated June 10, 2020) and May 22, 2020, the Paycheck Protection Program Flexibility Act, the Economic Aid Act, and the *Interim Final Rules* dated January 6, 2021, as well as any subsequent interim final rules that may be released by the SBA.
I. The amount of loan forgiveness is ultimately determined by, and is subject to the ultimate approval of, the SBA.
J. Limited loan forgiveness is provided for amounts spent on payroll costs, rent and utilities payments, and interest payments on mortgages if Borrower applies. No more than 40.00% of the amount forgiven may be for costs other than payroll costs.
K. The amount of loan forgiveness will be reduced if Borrower reduces the number of its employees (layoffs) or reduces employee compensation.
L. Borrower is eligible for loan forgiveness on a covered loan in an amount equal to the following payments made during the period beginning on the date of the origination of a covered loan and ending at least 8 weeks and up to 24 weeks after such date of origination (the "covered period"):
   (i) payroll costs;
   (ii) interest payments on mortgage obligations (excluding principal and prepaid principal);
   (iii) rent;
   (iv) utility payments; and
   (v) Other Covered Expenditures.
M. The amount of loan forgiveness cannot exceed the principal balance of the Loan.
N. Cancelled indebtedness will not be included in the Borrower's taxable income.
O. To receive loan forgiveness, Borrower must apply for loan forgiveness through Lender. The Borrower must submit to the Lender servicing the Loan forgiveness application, which must include documents verifying the number of full-time employees and the pay rates for the period described, including payroll tax filings to the IRS and State, income, payroll, and unemployment insurance filings, cancelled checks, payment receipts, transcript of accounts, or other documents verifying payments on covered mortgage loan obligations, lease obligations and utility payments, reduction in revenue (if applicable), plus any other documentation the SBA deems necessary.
P. ***There will be no loan forgiveness without Borrower's submission of the proper application and documentation to Lender.***

11. STATE LAW PROVISIONS:

EXCEPT AS PROVIDED IN SECTION 7, THIS NOTE AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, EQUITY, TORT, OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THE NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY.

12. AGREEMENT TO MAKE CHANGES TO THIS NOTE:

Borrower acknowledges that in order to disburse the Loan proceeds to Borrower at the earliest possible time, Lender has prepared this Note based on its current understanding of the Paycheck Protection Program (the "Program") administered by the SBA and the terms thereof. Borrower agrees that, if Lender deems it necessary or appropriate to amend this Note in any respect in order for this Note to comply with the requirements of the Program or for the SBA to guarantee all or any portion of the amounts outstanding under this Note, Borrower will sign and deliver to Lender any amendment to this Note or a new note in replacement of this Note, with the terms of any amendment or new note retroactive to the date of this Note. Borrower will also execute any additional documentation the Lender requests that Lender believes is consistent with the purposes of the Program.

13. BORROWER'S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

Borrower: Elite Legacy Education, Inc.

DocuSigned by:

By [signature] 96A507701E8547A...	By ____________________
Title CFO	Title ____________________